Exhibit 10.59

GUARANTY

Date: OCTOBER 21, 1998

GENERAL ELECTRIC CAPITAL CORPORATION

44 Old Ridgebury Road

Danbury, CT 06810

To induce you (“GECC”) to enter into the Restated and Amended Financing Agreement dated October 21, 1998 (said agreement, including any present or future amendments or revisions thereto, being hereinafter collectively referred to as the “Financing Agreement”), with NMHG FINANCIAL SERVICES, INC. (formerly known as Yale Financial Services, Inc.), a Delaware corporation (“NFS”), and to loan monies from time to time to NFS on and subject to the terms and conditions of the Financing Agreement, but without in any way binding GECC to do so, NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation having its principal place of business at 650 NE Holladay Street, Suite 1600, Portland, Oregon 97232 (“NMHG”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to GECC, its successors and assigns, subject only to the provisions of the last sentence of this paragraph, the due regular and punctual payment of any sum or sums of money which NFS may owe to GECC now or at any time hereafter, under or in connection with the Financing Agreement, whether evidenced by the Financing Agreement or any present or future promissory notes and/or any other documents or instruments evidencing, or relating to, any loan, extension of credit or other financial accommodation made or to be made by GECC to NFS under the Financing Agreement (collectively “Loan Documents” and each a “Loan Document”), on open account or otherwise, and whether it represents principal, interest, late charges, indemnities, an original balance, an accelerated balance, a balance reduced by partial payment, a deficiency after sale or other disposition of any collateral or security, or any other type of sum of any kind whatsoever that NFS may owe to GECC now or at any time hereafter under or in connection with the Financing Agreement (collectively the “Indebtedness”). ANYTHING IN THE FOREGOING TO THE CONTRARY NOTWITHSTANDING, WITH RESPECT TO ANY SUM THAT MAY NOW OR AT ANY TIME HEREAFTER BE DUE AND UNPAID UNDER OR IN CONNECTION WITH THE FINANCING AGREEMENT, NMHG’S OBLIGATION TO MAKE PAYMENT UNDER THE IMMEDIATELY PRECEDING SENTENCE SHALL IN NO EVENT EXCEED TWENTY PERCENT (20%) OF THE ENTIRE REMAINING BALANCE DUE ON SUCH SUM.

NMHG does hereby further guarantee to GECC, its successors and assigns, to pay upon demand the full amount of all reasonable out-of-pocket costs, attorneys’ fees and expenses which may be incurred by GECC by reason any default by NMHG with respect to any of its obligations under this Guaranty.

This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require GECC to first seek or exhaust any remedy against NFS, its successors and assigns, or any other person that may be or become obligated with respect to the Indebtedness, or to first foreclose, exhaust or otherwise proceed against any collateral or security which may be given now or hereafter in connection with the Indebtedness. It is agreed that you may, upon any breach or default of NFS, or at any time thereafter, make demand upon NMHG and receive payment under this Guaranty, with or without notice or demand for payment by NFS, its successors or assigns, or any other person. Suit may be brought and maintained against NMHG, at GECC’s election, without joinder of NFS or any other person as parties thereto.

NMHG agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional (except as otherwise expressly provided in the last sentence of the first parargraph to this Guaranty), irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of NMHG): (a) the genuineness, validity, regularity and enforceability of any Loan Document(s) or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of any Loan Document(s) or any other document; (c) the absence of, or delay in, any action to enforce any Loan Document(s), this Guaranty or any other document; (d) any failure or delay in obtaining any other guaranty of the Indebtedness; (e) the release of, extension of time for payment or performance by, or any other indulgence granted to NFS or any other person with respect to the Indebtedness by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any collateral or security that may be given, now or hereafter, in connection with the Indebtedness, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of NMHG; (g) NFS’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting NFS or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

This Guaranty shall continue and remain undischarged until all of the Indebtedness has been indefeasibly paid in full. Without limiting the foregoing, NMHG agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment of any of the Indebtedness (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by GECC, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, GECC shall be prohibited from exercising any of its rights or remedies against NFS or any other person or against any property, then, as between GECC and NMHG. such prohibition shall be of no force and effect, and GECC shall have the right to make demand upon, and receive payment from, NMHG all amounts and other sums that would be due hereunder but for such prohibition.

Notice of acceptance of this Guaranty, of any loan, advance or other extension of credit under or in connection with the Financing Agreement, and of any default by NFS or any other person, is hereby waived. Presentment, protest demand, and notice of protest, demand and dishonor of any of the Indebtedness, and the exercise of possessory, collection or other remedies for the Indebtedness, are hereby waived. NMHG warrants that it has adequate means to obtain from NFS on a continuing basis financial data and other information regarding NFS. Without limiting the foregoing, notice of adverse change in the financial condition of NFS or of any other fact which might materially increase the risk of NMHG is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between NFS, its successors or assigns, and GECC shall be binding upon and shall not affect the liability of NMHG. NMHG waives any and all rights of subrogation until all of the Indebtedness has been indefeasibly paid in full.

As used in this Guaranty, the word “person” shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

This Guaranty is intended by the parties as a final expression of the guaranty of NMHG and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by GECC and NMHG. No failure by GECC to exercise its rights hereunder or any of the Loan Documents shall give rise to any estoppel against GECC, or excuse NMHG from performing hereunder. GECC’s waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

This Guaranty shall bind NMHG, its successors and assigns, and the benefits hereof shall extend to and include GECC, its successors and assigns.

This Guaranty shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Guaranty shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

NMHG hereby represents and warrants that this Guaranty (i) has been duly authorized, executed and delivered on behalf of NMHG, (ii) constitutes a valid, legal and binding obligation of NMHG, and (iii) is enforceable against NMHG in accordance with its terms (except to the extent that enforcement of remedies may be limited by any bankruptcy or insolvency proceedings affecting NMHG).

IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

NACCO MATERIALS HANDLING GROUP, INC.

By:

Title:	Treasurer

ATTEST:
Assistant Secretary